UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2009

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10889 Wilshire Boulevard Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:

(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition

On April 23, 2009, Occidental Petroleum Corporation released information regarding its results of operations for the three months ended March 31, 2009. The exhibits to this Form 8-K and the information set forth in this Item 2.02 are being furnished pursuant to Item 2.02, Results of Operations and Financial Condition. The full text of the press release is attached to this report as Exhibit 99.1. The full text of the speech given by Stephen I. Chazen is attached to this report as Exhibit 99.2. Investor Relations Supplemental Schedules are attached to this report as Exhibit 99.3. Earnings Conference Call Slides are attached to this report as Exhibit 99.4. Forward-Looking Statements Disclosure for Earnings Release Presentation Materials are attached to this report as Exhibit 99.5.

Section 8 – Other Events

Item 8.01.  Other Events

On April 23, 2009, Occidental Petroleum Corporation announced that its net income for the first quarter of 2009 was $368 million ($0.45 per diluted share). Results for the quarter were impacted by certain non-core charges. Core results for the first quarter of 2009 were $407 million ($0.50 per diluted share).

Oil and Gas

Oil and gas segment earnings were $545 million for the first quarter of 2009. After excluding rig termination costs of $8 million, the first quarter 2009 core results were $553 million, compared with $2.9 billion for the same period in 2008. The $2.3 billion decrease in the first quarter 2009 results reflected lower crude oil and natural gas prices and higher DD&A rates.

For the first quarter of 2009, daily oil and gas sales volumes averaged 654,000 barrels of oil equivalent (BOE), compared with 607,000 BOE per day in the first quarter of 2008. Volume increases were 22,000 BOE per day in domestic operations, largely in the Rockies and California, 15,000 BOE per day in Oman, and 10,000 BOE per day in Argentina.

Oxy’s realized price for worldwide crude oil was $39.29 per barrel for the first quarter of 2009, compared with $86.75 per barrel for the first quarter of 2008. Domestic realized gas prices decreased from $8.15 per thousand cubic feet (MCF) in the first quarter of 2008 to $3.54 per MCF for the first quarter of 2009.

Oil and gas cash production costs, including taxes – other than on income, declined from $14.75 per BOE for the total year 2008 to $12.19 per BOE for the first quarter of 2009.

Chemicals

Chemical segment earnings for the first quarter of 2009 were $169 million, compared with $179 million for the same period in 2008. The first quarter of 2009 results reflect higher caustic soda margins, offset by lower volumes in chlorine, caustic soda and polyvinyl chloride.

Midstream, Marketing and Other

Midstream segment earnings were $14 million for the first quarter of 2009, compared with $123 million for the first quarter of 2008. The earnings decline for the first quarter of 2009 reflects significantly lower NGL prices in the gas processing business and negative mark to market adjustments in crude oil marketing.

Forward-Looking Statements

Statements in this report that contain words such as "will," "expect" or "estimate," or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause actual results to differ materially include, but are not limited to: global commodity price fluctuations and supply/demand considerations for oil, gas and chemicals; not successfully completing (or any material delay in) any expansions, field development, capital projects, acquisitions, or dispositions; higher-than-expected costs; political risk; exploration risks, such as drilling of unsuccessful wells; operational interruptions and changes in tax rates. You should not place undue reliance on these forward-looking statements which speak only as of the date of this release. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise. U.S. investors are urged to consider carefully the disclosures in our Form 10-K, available through the following toll-free telephone number, 1-888-OXYPETE (1-888-699-7383) or on the Internet at http://www.oxy.com. You also can obtain a copy from the SEC by calling 1-800-SEC-0330.

SUMMARY OF SEGMENT NET SALES AND EARNINGS

(In millions, except	First Quarter
per-share amounts)	2009	2008
SEGMENT NET SALES
Oil and Gas	$2,137	$4,518
Chemical	792	1,267
Midstream, Marketing and Other	228	405
Eliminations	(84)	(170)
Net sales	$3,073	$6,020
SEGMENT EARNINGS
Oil and Gas (a), (b)	$545	$2,888
Chemical	169	179
Midstream, Marketing and Other	14	123
	728	3,190
Unallocated Corporate Items
Interest expense, net	(20)	—
Income taxes	(241)	(1,294)
Other (c)	(96)	(77)

Income from Continuing Operations (a)	371	1,819
Discontinued operations, net	(3)	27
NET INCOME (a)	$368	$1,846
BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$0.45	$2.21
Discontinued operations, net	—	0.03
	$0.45	$2.24
DILUTED EARNINGS PER COMMON SHARE (d)
Income from continuing operations	$0.45	$2.19
Discontinued operations, net	—	0.03
	$0.45	$2.22
AVERAGE BASIC COMMON SHARES OUTSTANDING (d)
BASIC	811.8	825.5
DILUTED	814.4	829.8

See footnotes on following page.

(a)

Net Income - Net income and income from continuing operations represent amounts attributable to Common Stock, after deducting non-controlling interest of $9 million and $29 million for the first quarter 2009 and 2008, respectively. Oil and gas segment earnings are also presented net of these non-controlling interest amounts.

(b)	Oil and Gas - The first quarter of 2009 includes an $8 million pretax charge for the terminations of rig contracts.

(c)	Unallocated Corporate Item - Other - The first quarter of 2009 includes a pretax charge of $32 million of severance accruals and $15 million for railcar leases.

(d)	Earnings Per Share - The 2008 earnings per share amounts reflect the adoption on January 1, 2009 of FSP No. EITF 03-06-1 dealing with participating securities.

SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	First Quarter
($ millions)	2009	2008
CAPITAL EXPENDITURES	$1,071	$833
DEPRECIATION, DEPLETION AND
AMORTIZATION OF ASSETS	$786	$653

ITEMS AFFECTING COMPARABILITY OF CORE EARNINGS BETWEEN PERIODS

Income/(Expense)	First Quarter
($ millions)	2009	2008
FOREIGN EXCHANGE GAINS AND (LOSSES)*	$37	$(1)

*Amounts shown after tax.

SUMMARY OF OPERATING STATISTICS

	First Quarter
	2009	2008
NET OIL, GAS AND LIQUIDS
SALES VOLUMES PER DAY
United States
Crude Oil and Liquids (MBBL)
California	97	87
Permian	169	170
Mid-Continent and Rockies	10	4
Total	276	261
Natural Gas (MMCF)
California	216	245
Permian	194	177
Mid-Continent and Rockies	210	158
Total	620	580
Latin America
Crude Oil (MBBL)
Argentina	45	37
Colombia	47	42
Total	92	79
Natural Gas (MMCF)
Argentina	33	22
Bolivia	15	21
Total	48	43
Middle East/North Africa
Crude Oil and Liquids (MBBL)
Oman	35	20
Dolphin	20	22
Qatar	47	46
Yemen	31	25
Libya	5	17
Total	138	130
Natural Gas (MMCF)
Oman	24	23
Dolphin	205	200
Total	229	223
Barrels of Oil Equivalent (MBOE)
Subtotal consolidated subsidiaries	656	611
Colombia non-controlled interest	(6)	(6)
Yemen-Occidental net interest	4	2
Total Worldwide Sales Volumes (MBOE)	654	607

SUMMARY OF OPERATING STATISTICS - PRODUCTION

	First Quarter
	2009	2008
NET OIL, GAS AND LIQUIDS
PRODUCTION PER DAY
United States
Crude Oil and Liquids (MBBL)	276	261
Natural Gas (MMCF)	620	580

Latin America
Crude Oil (MBBL)
Argentina	39	36
Colombia	48	42
Total	87	78
Natural Gas (MMCF)	48	43

Middle East/North Africa
Crude Oil and Liquids (MBBL)
Oman	34	20
Dolphin	21	22
Qatar	51	46
Yemen	28	25
Libya	8	22
Total	142	135
Natural Gas (MMCF)	229	223

Barrels of Oil Equivalent (MBOE)
Subtotal consolidated subsidiaries	655	615
Colombia non-controlled interest	(6)	(6)
Yemen-Occidental net interest	3	2
Total Worldwide Production - (MBOE)	652	611

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental's results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called "core results," which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Reported earnings are considered representative of management's performance over the long term. Core results is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS (continued)

	First Quarter
($ millions, except		Diluted		Diluted
per-share amounts)	2009	EPS	2008	EPS
TOTAL REPORTED EARNINGS *	$368	$0.45	$1,846	$2.22
Oil and Gas
Segment Earnings*	$545		$2,888
Add:
Rig terminations	8		—
Segment Core Results	553		2,888
Chemicals
Segment Earnings	169		179
Add:
No significant items affecting earnings	—		—
Segment Core Results	169		179
Midstream, marketing and other
Segment Earnings	14		123
Add:
No significant items affecting earnings	—		—
Segment Core Results	14		123
Total Segment Core Results	736		3,190
Corporate
Corporate Results — Non Segment**	(360)		(1,344)
Add:
Severance accrual	32		—
Railcar leases	15		—
Tax effect of pre-tax adjustments	(19)		—
Discontinued operations, net***	3		(27)
Corporate Core Results — Non Segment	(329)		(1,371)
TOTAL CORE RESULTS	$407	$0.50	$1,819	$2.19

*	Represents amounts attributable to common stock, after deducting non-controlling interest of $9 million and $29 million for the first quarter 2009 and 2008, respectively.
**	Interest expense, income taxes, G&A expense and other, and non-core items.
***	Amounts shown after tax.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

99.1	Press release dated April 23, 2009.

99.2	Full text of speech given by Stephen I. Chazen.

99.3	Investor Relations Supplemental Schedules.

99.4	Earnings Conference Call Slides.

99.5	Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: April 23, 2009	/s/ ROY PINECI
Roy Pineci, Vice President, Controller and Principal Accounting Officer

EXHIBIT INDEX

99.1	Press release dated April 23, 2009.

99.2	Full text of speech given by Stephen I. Chazen.

99.3	Investor Relations Supplemental Schedules.

99.4	Earnings Conference Call Slides.

99.5	Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.